Exhibit 10.5

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (the “Agreement”) is made effective as of November 22, 2005, by and among STEN Acquisition Corporation, a Minnesota corporation (the “Lender”), and Site Equities International, Inc., a Nevada corporation (the “Borrower”).

BACKGROUND

A.                                   Concurrently with the execution of this Agreement, the Borrower and the Lender are entering into a loan and merger option agreement (the “Loan Agreement”) dated as of the same date hereof, under which Lender has agreed to advance to Borrower certain funds pursuant to the terms of the Loan Agreement and evidenced by a certain promissory note of Borrower dated as of the same date as the Loan Agreement (the “Initial Note”), and a certain Replacement Note (as defined in the Loan Agreement) (the Initial Note and the Replacement Note are referred to herein as the “Notes”).

B.                                     The Borrower is the sole member of Paycenters, LLC, a Nevada limited liability company (the “Issuer”).

C.                                     As a material inducement to enter into the Loan Agreement, the Lender desires the Borrower to pledge to Lender, and the Borrower agrees to grant to Lender, a security interest in 100% of the membership interests of Issuer (the “Membership Interests”) as collateral to secure the obligations of Borrower under the Loan Agreement and the Notes.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the Lender and Borrower hereby agree as follows:

1.                                       Definitions.  All capitalized terms which are not defined herein shall have the respective meanings provided for in the Loan Agreement.  All terms not defined herein or in the Loan Agreement shall have the meaning set forth in Article 9 of the Uniform Commercial Code in effect in the State of Minnesota.  The term “Obligations”, as used herein, means all of the indebtedness, obligations and liabilities of Borrower to Lender, due or to become due, now existing or hereafter arising under or in respect of the Notes and Loan Agreement.  The term “Event of Default” as used herein, means an event of default as either described or listed in the Notes or the Loan Agreement.

2.                                       Pledge.  The Borrower hereby pledges to the Lender and grants to the Lender a security interest in the Membership Interests, including all present and future rights of Borrower to receive distributions, cash, instruments, all proceeds and other property (cash or non-cash) from time to time received, receivable or otherwise distributed in respect of or in exchange for the Membership Interests, and all other rights of Borrower as a member under the organizational documents of Issuer.

3.                                       Security for Obligations.  This Agreement secures payment of the principal, interest and other Obligations required of Borrower under the Loan Agreement and the Notes.

4.                                       Representation on Issuer’s Books.  For the better perfection of the Lender’s rights in and to the Membership Interests, the Borrower shall obtain from the Issuer a notation on the books of the Issuer acknowledging the pledge of the Membership Interests.

5.                                       Representations and Warranties.  The Borrower represents and warrants as follows:

(a)                                  Borrower is a corporation, duly organized and in good standing under the laws of the State of Nevada and has full power and authority to execute this Agreement, to perform its obligations hereunder and to grant the security interest provided hereunder.

(b)                                 The Borrower is the legal and beneficial owner of the Membership Interests free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

(c)                                  The pledge of the Membership Interests pursuant to this Agreement creates a valid and perfected first priority security interest in the Membership Interests, securing the payment of the Obligations.

(d)                                 The pledged Membership Interests constitute one hundred percent (100%) of the issued and outstanding Membership Interests of Issuer as of the date of this Agreement.

(e)                                  The execution, delivery and performance of this Agreement and the delivery and the granting of a valid and enforceable security interest in the Membership Interests does not and will not violate any provision of law or any order, rule, or regulation of any court or other governmental agency or authority or regulatory body, any provision of any articles or certificate of organization, member control agreement, operating agreement or other governing document of Borrower, and will not violate or constitute a breach or default under any other agreement, contract, mortgage or instrument to which Borrower is a party or to which its properties are bound.

6.                                       Covenants.

(a)                                  Borrower agrees that it shall not during the term of this Agreement cause or permit the Issuer to issue any Membership Interests that may have the direct or indirect effect of diluting the financial or governance rights of the Membership Interests.

(b)                             The Issuer agrees that it shall not cause or permit to be issued during the term of this Agreement any membership interests or other rights that may have the direct or indirect effect of diluting the financial or governance rights of the Membership Interests.

(c)                              Borrower expressly waives demand, presentment, protest or notice of dishonor of the Notes.

7.                                       Further Assurances.  The Borrower agrees that at any time and from time to time, the Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Membership Interests.

8.                                       Voting Rights; Dividends.   So long as no Event of Default or event which, with the giving of notice or the lapse of time, or both, would become an Event of Default shall have occurred and be continuing:

(a)                                  The Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Membership Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement;

(b)                                 The Borrower shall be entitled to receive and retain any and all distributions and interest paid in respect of the Membership Interests.

9.                                       Further Covenants.  The Borrower agrees that it: (a) will not, without the consent of Lender, create or permit to exist any lien or security interest, or other charge or encumbrance upon or with respect to any of the Membership Interests, except for the security interest under this Agreement, (b) will not exercise its voting and other consensual rights pertaining to the Membership Interests or any part thereof for any purpose inconsistent with the terms of this Agreement,

10.                                 Remedies upon Default.  If any Event of Default shall have occurred and be continuing for a period of five (5) business days following delivery of written notice thereof by Lender to Borrower, the Lender may: (a) cause the Issuer to cancel the Membership Interests and reissue such cancelled Membership Interests in the name of the Lender, (b) sell all or part of the Membership Interests in accordance with Section 11 below, or (c) exercise such other rights and remedies of a secured party under the Uniform Commercial Code (the “Code”) in effect in the State of Minnesota at that time.

11.                                 Sale of Membership Interests.  A sale of Membership Interests, as provided in Section 10(b), may be made by Lender at a public or private sale, following the notice hereinafter provided, for cash, upon credit or for future delivery at such price or prices as the Lender deems satisfactory.  Lender or any parties related to or affiliated with it, may purchase any or all of the Membership Interests sold at a public sale.  Lender is authorized at any sale, if Lender deems it advisable to do so, to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment, and not with a view to the distribution or sale of any of the Membership Interests.  Upon any such sale, Lender shall have the right to deliver, assign and transfer to the purchaser thereof the Membership Interests so sold.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Borrower which it has or may have under any rule of law or statute now existing or hereafter adopted; and as to such purchaser, Borrower hereby specifically waives all such rights of redemption, of stay or of appraisal, which might in any way affect such purchaser.  Lender shall give Borrowers ten (10) days written notice of intention to make such public or private sale, which notice shall state the time and place fixed for such sale and whether the sale is to be public or private.  The Lender shall not be obligated to complete any sale for which he sends out notice and may, without notice or publication, adjourn any sale or cause the same to be adjourned by announcement at the time and place fixed for such sale, and such sale may thereafter be made at the time and place to which the same has been so adjourned.  The Lender instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law of in equity to foreclose the pledge and sell the Membership Interests, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

12.                                 Facilitation of Rights under this Agreement. Upon the occurrence and continuance of any Event of Default, Lender or its nominee or nominees shall be deemed to be granted a proxy from Borrower to exercise the sole and exclusive right to exercise all powers of voting and/or consent pertaining to the Membership Interests, for the purpose of taking any and all action which the Lender may deem necessary or advisable to protect its security interest in the Membership Interests and to assure repayment of the Notes, which grant is deemed to be coupled with an interest and shall be irrevocable; provided that in no event shall the Lender be deemed under any obligation to exercise any such right or privilege.  In addition, Borrower hereby designates Lender, or any agent designated by Lender, as attorney-in-fact of Borrower, to (a) endorse in favor of the Lender any of the Membership Interests; (b) cause the transfer of any of the Membership Interests in such name as Lender may from time to time determine; (c) cause the issuance of certificates for book entry and/or uncertificated securities; (d) make, demand and initiate actions to enforce any of the Membership Interests or rights therein; (e) take such action with respect to the Membership Interests as Lender may reasonably determined to be necessary to protect and preserve its interest therein.  It is understood and agreed that, upon an Event of Default, Lender shall have and may exercise at any time all rights, remedies, powers and privileges of the Borrowers with respect to and under the Membership Interests.

13.                                 Additional Collateral/Notes. The Lender may from time to time, without notice to Borrower and without impairing or affecting the security interest created hereby:  (i) acquire a security interest in any property owned by a third party in addition to the Membership Interests, or release any such interest so acquired, or permit any substitution or exchange for such property or any part thereof; (ii) modify, extend or renew for any period one or more of the Notes; and (iii) upon the occurrence of an Event of Default resort to the Membership Interests for payment of the Notes whether or not the Lender shall have resorted to any other collateral or proceeded against any other party primarily or secondarily liable under the Notes.

14.                                 Deficiency.  If the proceeds of the sale, collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Notes, the Borrower shall remain liable for any deficiency.

15.                                 Amendments.  No amendment or waiver of any provision of this Agreement nor consent to any departure by the Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16.                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given upon delivery either by commercial delivery service, or sent via facsimile (receipt confirmed), to the parties at the following address or facsimile numbers (or at such other address or facsimile numbers for a party as shall be specified by like notice):

If to the Lender:

STEN Acquisition Corporation

10275 Minnetonka Boulevard, Suite 310

Wayzata, MN 55305

Attention:  Kenneth W. Brimmer, Chief Executive Officer

Facsimile: 952-545-2795

with a copy to:

Lindquist & Vennum P.L.L.P.

4200 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

Attention: Girard P. Miller

Facsimile: 612-371-3207

If to Borrower:

Site Equities International Inc

8370 W. Cheyenne Ave.

Suite 109-300

Las Vegas, NV 89129

Attn Ken Antos

Facsimile: 702-248-4193

Any party hereto may by notice so given provide and change its address for future notices hereunder.  Notice shall conclusively be deemed to have been given when personally delivered or when deposited in the mail in the manner set forth above.

17.           Continuing Security Interest.  This Agreement shall create a continuing security interest in the pledged Membership Interests and shall (i) remain in full force and effect until satisfaction in full of the Obligations, (ii) be binding upon the Borrower, its successors and assigns, and (iii) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the Lender, its successors and assigns.  Borrower shall be entitled to the return, upon its request and at its expense, of any Membership Interests transferred to Lender pursuant to the terms of this Agreement upon: (i) the Borrower’s cure of an Event of Default within any stated cure period, and if no cure period is stated within thirty (30) days from written notice of the Event of Default, or (ii) upon full satisfaction of the Obligations within the period described in the Loan Agreement or Notes.

18.                                 Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Minnesota except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Membership Interests are governed by the laws of a jurisdiction other than the State of Minnesota.

19.                                 Submission to Jurisdiction; Consent to Service; Waiver of Jury Trial.  Each of the parties acknowledges and agrees that Section 8.06, 8.07 and 8.09 of the Loan Agreement is binding upon the parties with respect any dispute under this Agreement and the same is incorporated by reference herein as if fully set forth.

The Remainder of this Page is Intentionally Blank

IN WITNESS WHEREOF, the Borrower has caused this Agreement to be duly executed and delivered as of the above referenced effective date.

Borrower:

SITE EQUITIES INTERNATIONAL, INC.

By:	/s/ Kenneth Antos
Its:	President

Lender:

STEN ACQUISITION CORPORATION

By:	/s/ Kenneth W. Brimmer
Its:	Chief Executive Officer

The undersigned Issuer hereby agrees to comply with its Obligations under Section 6(b) of this Agreement and agrees to cancel the number of Membership Interests instructed by Lender and to reissue such Membership Interests in the name of Lender upon written notice by Lender and evidence of an Event of Default.

ISSUER:

PAYCENTERS, LLC

By:	/s/ Kenneth Antos
Its:	Manager